EXHIBIT 13.1

                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                            AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the annual report of i-CABLE Communications Limited (the "Company") on Form 20-F for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.



Date:      June 30, 2004                 By:     /s/ Stephen T.H. Ng
                                              --------------------------
                                              Name:    Stephen T.H. Ng
                                              Title:   Chief Executive Officer




                                         By:     /s/ Samuel S.F. Wong
                                              --------------------------
                                              Name:    Samuel S. F. Wong
                                              Title:   Chief Financial Officer






The foregoing certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.